                                                                    Exhibit 25.1

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|
                           ---------------------------

                            BNY MIDWEST TRUST COMPANY
                 (formerly known as CTC Illinois Trust Company)
               (Exact name of trustee as specified in its charter)

Illinois                                            36-3800435
(State of incorporation                             (I.R.S. employer
if not a U.S. national bank)                        identification no.)

2 North LaSalle Street
Suite 1020
Chicago, Illinois                                   60602
(Address of principal executive offices)            (Zip code)


                      CHARTER COMMUNICATIONS HOLDINGS, LLC
               (Exact name of obligor as specified in its charter)

Delaware                                               43-1843179
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)

               CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION (Exact name of obligor as specified in its charter)

Delaware                                               43-1843177
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)

12444 Powerscourt Drive
St. Louis, Missouri                                                63131
(Address of principal executive offices)                           (Zip code)


                          9.625% Senior Notes due 2009
                         10.000% Senior Notes due 2011
                     11.750% Senior Discount Notes due 2011
                      (Title of the indenture securities)

1.    GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

      (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.


               Name                                    Address

      Office of Banks & Trust               500 E. Monroe Street
      Companies of the State of             Springfield, Illinois
      Illinois                              62701-1532

      Federal Reserve Bank of Chicago       230 S. LaSalle Street
                                            Chicago, Illinois 60603

      (b)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

      Yes.

2.    AFFILIATIONS WITH OBLIGOR.

      IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

      None.

16.   LIST OF EXHIBITS.

      Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

      1. A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No.
            333-47688.)

      2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

      4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

      6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

      7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE


      Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 11th day of July, 2001.


                                 The Bank of New York


                                 By:  /S/ M. CALLAHAN
                                      --------------------------
                                 Name:  M. CALLAHAN
                                 Title: ASSISTANT VICE PRESIDENT

                         OFFICE OF BANKS AND REAL ESTATE
                       BUREAU OF BANKS AND TRUST COMPANIES

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                            BNY MIDWEST TRUST COMPANY
                           208 WEST JACKSON BOULEVARD
                                    SUITE 700
                             CHICAGO, ILLINOIS 60606

Including the institution's domestic and foreign subsidiaries completed as of the close of business on September 30, 2000, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                                 ASSETS                                                THOUSANDS OF DOLLARS
                                 ------                                                --------------------
1.     Cash and Due from Depository Institutions ........................                      23,538
2.     U.S. Treasury Securities .........................................                       - 0 -
3.     Obligations of States and Political Subdivisions .................                       - 0 -
4.     Other Bonds, Notes and Debentures ................................                       - 0 -
5.     Corporate Stock ..................................................                       - 0 -
6.     Trust Company Premises, Furniture, Fixtures and Other
        Assets Representing Trust Company Premises ......................                         234
7.     Leases and Lease Financing Receivables ...........................                       - 0 -
8.     Accounts Receivable ..............................................                       3,706
9.     Other Assets
        (Itemize amounts greater than 15% of Line 9)

                Goodwill and Intangibles ................................     49,497

                                                                                               49,681
10.    TOTAL ASSETS .....................................................                      77,159

                         OFFICE OF BANKS AND REAL ESTATE
                       BUREAU OF BANKS AND TRUST COMPANIES

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                            BNY MIDWEST TRUST COMPANY
                           208 WEST JACKSON BOULEVARD
                                    SUITE 700
                             CHICAGO, ILLINOIS 60606

                                  LIABILITIES                                                  THOUSANDS OF DOLLARS
                                  -----------                                                  --------------------
11.     Accounts Payable ....................................................                          - 0 -
12.     Taxes Payable .......................................................                          - 0 -
13.     Other Liabilities for Borrowed Money ................................                          7,000
14.     Other Liabilities
        (Itemize amounts greater than 15% of Line 14)

                Reserve for Taxes ..........................................   2,853

                                                                                                       3,289
15.     TOTAL LIABILITIES ...................................................                         10,289
                                 EQUITY CAPITAL
16.     Preferred Stock .....................................................                          - 0 -
17.     Common Stock ........................................................                          2,000
18.     Surplus .............................................................                         62,130
19.     Reserve for Operating Expenses ......................................                          - 0 -
20.     Retained Earnings (Loss) ............................................                          2,740
21.     TOTAL EQUITY CAPITAL ................................................                         66,870
22.     TOTAL LIABILITIES AND EQUITY CAPITAL ................................                         77,159

I,      Robert L. De Paola, Vice President
   ----------------------------------------------------------------------------
              (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                                   /s/ Robert L. DePaola
                              -----------------------------------------------
                              (Signature of Officer Authorized to Sign Report)
Sworn to and subscribed before me is 26th day of     October        ,   2000
                                     ----         -------------------  ------
My Commission expires    December 31, 2001                                    .
                      ---------------------------------------------------------
                /s/ Carmelo C. Casella                         , Notary Public
----------------------------------------------------------------

(Notary Seal)



Person to whom Supervisory Staff should direct questions concerning this report.

         Jennifer Barbieri                          (212) 437-5520
               Name                          Telephone Number (Extension)


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